Exhibit 3.1

FORM BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State

Department of Business Services

Springfield, IL 62756

217-782-1832

www.cyberdriveillinois.com

Remit payment in the form of a

check or money order payable

to Secretary of State.

                                                             File # 60910928 Filing Fee: $50 Approved:

         Submit in duplicate                              Type or Print clearly in black ink         Do not write above this line

1.             Corporate Name (See Note 1 on page 4.):  Ameren Energy Generating Company

2.              Manner of Adoption of Amendment:

The following amendment to the Articles of Incorporation was adopted on in the manner indicated below:	December 2, 2013
Month & Day Year

Mark an “X” in one box only.

☐            By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

☐            By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

☐            By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

☐            By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

☐            By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

☒          By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3.              Text of Amendment:

a.              When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article I: Name of the Corporation:	Illinois Power Generating Company
New Name

(All changes other than name include on page 2.)

Printed by authority of the State of Illinois. February 2008 - 5M - C 173.14

Text of Amendment

b.             If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirely.

For more space, attach additional sheets of this size.

Article 7 of the Articles of Incorporation is amended to read as follows:

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Business Corporation Act of 1983 (the “Act”) as the same exists or may hereafter be amended. If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director or the Corporation shall be eliminated or limited to the full extent permitted under the Act, as so amended. Any repeal or modification of this provision by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

4.              The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (if not applicable, insert “No change”):

NO CHANGE

5.              a.              The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert “No change”):
(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

NO CHANGE

b.              The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert “No change”):
(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

	Before Amendment	After Amendment

Paid-in Capital:	$ NO CHANGE	$ NO CHANGE

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6.              The undersigned Corporation has caused this statement to he signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	December 2, 2013	Ameren Energy Generating, Company
	Month & Day Year	Exact Name of Corporation

/s/ Kelly D. Tlachac
Any Authorized Officer’s Signature

Kelly D. Tlachac, Corporate Secretary
Name and Title (type or print)

7.              If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated		,
	Month & Day	Year